Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Duke Realty Corporation:

We consent to incorporation by reference in the registration statements No. 333-62381, No. 333-66919, No. 333-26833, No. 333-82063, No. 333-44858, No. 333-51344, No. 333-108556, No. 333-120492, No. 333-70678 on Form S-3, No. 333-77645 on Form S-4 and No. 33-55727, No. 333-82061, No. 333-39965, No. 333-35162, No. 333-59508, No. 333-42513 and No. 333-113907 on Form S-8 of Duke Realty Corporation of our report dated February 28, 2005, except as to notes 5 and 7, which are as of September 6, 2005, relating to the consolidated balance sheets of Duke Realty Corporation and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule III, which report appears in the current report on Form 8-K of the Duke Realty Corporation dated September 6, 2005.

KPMG LLP

Indianapolis, Indiana

September 6, 2005